Exhibit 99.1

News Release

GlobalOptions Group and First Advantage Corporation Announce a Strategic Business Alliance

-- GlobalOptions Also Acquires First Advantage’s Investigative Unit --

NEW YORK & POWAY, Calif.--(BUSINESS WIRE)--April 21, 2008--GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk management services, and First Advantage Corporation (NASDAQ: FADV), a global risk mitigation and business solutions provider, today announced a new strategic alliance in which both companies will cross-sell each other’s complementary risk management services. The two companies also announced that GlobalOptions has acquired the surveillance assets of First Advantage’s subsidiary, First Advantage Investigative Services. The transaction does not include First Advantage Investigative Services’ due diligence operation, which provides unique, data driven services mainly for hedge fund investors.

Under the terms of the strategic business alliance, GlobalOptions and First Advantage will offer their existing and prospective clients a combined portfolio of services. First Advantage will have the opportunity to offer its clients GlobalOptions Group’s three main areas of service: fraud and SIU investigations, crisis management and preparedness services and security consulting and investigations. GlobalOptions will be able to draw upon First Advantage’s diverse client base and comprehensive suite of global talent acquisition solutions.

“We are pleased to partner with GlobalOptions, which has built an organization that combines the very best in experience and expertise across the risk management space,” said Anand Nallathambi, president and chief executive officer of First Advantage Corp. “This strategic alliance will benefit both our companies with an expanded suite of service solutions and enable us to deliver premier risk mitigation services to our valued clients.”

“First Advantage offers GlobalOptions access to a greater pool of potential clients, as well as the opportunity to partner with a company that has an excellent reputation for innovative client business solutions,” said Dr. Harvey Schiller, chairman and CEO of GlobalOptions. “We are confident each company’s services will provide our clients with the most complete choice of options addressing virtually any situation that requires business intelligence to round out a risk mitigation solution.”

Both companies also announced that GlobalOptions has purchased the assets and assumed selected liabilities of First Advantage Investigative Services, which is based in St. Petersburg, Fla. The First Advantage unit, which will be a part of GlobalOptions Fraud and SIU unit, provides complementary services such as surveillance and investigation services for detecting workers’ compensation, disability and liability insurance fraud. It also provides screening services, accident-scene investigation, dependency verification and claimant location services. Its clients include workers’ compensation and disability insurance companies, third-party administrators and self-insured corporations in the US.

“First Advantage’s expertise in investigative intelligence is a perfect complement to our Fraud & SIU business,” Dr. Schiller said. “This acquisition enables GlobalOptions to expand its services to its insurance clients who rely on us to provide assistance in helping them combat fraud. We are excited about the additional resources we will be able to offer to our clients, while we continue to provide the same personal service and attention to detail that has made us successful.”

“First Advantage Investigative Services was established with the hope that investigative services would prove to be a natural extension to our risk mitigation services,” said Nallathambi. “As our corporate vision matured over the last five years, we realized that our competencies were more centered around a data-centric business model. By aligning this unit with GlobalOptions, the business that we built can continue its industry-leading work while First Advantage focuses on the core data oriented business services that will carry us into the future.”

Macquarie Capital (USA) Inc. served as a financial advisor to GlobalOptions in its acquisition of First Advantage Investigative Services.

First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) combines industry expertise with information to create products and services that organizations worldwide use to make smarter business decisions. First Advantage is a leading provider of consumer credit information in the mortgage, automotive and specialty finance markets; business credit information in the transportation industry; lead generation services; motor vehicle record reports; supply chain security consulting; employment background verifications; occupational health services; applicant tracking systems; recruiting solutions; skills and behavioral assessments; business tax consulting services; computer forensics; electronic discovery; corporate and litigation investigations; data recovery; due diligence reporting; resident screening; property management software and renters insurance.

First Advantage ranks among the top companies in all of its major business lines. First Advantage is headquartered in Poway, Calif., and has more than 4,700 employees in offices throughout the United States and abroad. More information about First Advantage can be found at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a FORTUNE 500(R) company that traces its history to 1889. First American is America’s largest provider of business information, supplying businesses and consumers with valuable information products to support the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

GlobalOptions Group

GlobalOptions Group, with headquarters in New York City and offices in 16 cities, is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. Additional information can be found at www.globaloptionsgroup.com.

Statements in this press release regarding the company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of acquired businesses and revenue run rates.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
For GlobalOptions Group:
Lippert/Heilshorn & Associates
PR Contact:
Dolores Naney, 212-838-3777
dnaney@lhai.com
or
IR Contact:
Jody Burfening, 212-838-3777
jburfening@lhai.com
or
For First Advantage Corporation:
Henri Van Parys, 727-214-1072
Corporate Communications Manager
henri.vanparys@FADV.com
or
Cindy Williams, 727-214-3438
Investor Relations Manager
clwilliams@FADV.com

SOURCE:	GlobalOptions Group, Inc.